Securities Purchased Pursuant to Rule 10F3
High Yield Bond Fund January to March 2000
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
				Security Purchased		Comparison Security		Comparison Security

Issuer			Flag Telecom Holdings Ltd.	Global Crossings			Metromedia Fiber

Underwriters		Salomon Smith Barney, 		Chase, CIBC Oppenheimer		Salomon Smith Barney, 				DB Securities								Chase, DB Securities,
										 				DLJ, Goldman Sachs,
														MSDW

Years of continuous
operation, including
predecessors		> 3 years				> 3 years				> 3 years

Security 			FTHL 11.625%, 3/30/10		GBLX 9.5%, 11/15/09		MFNX 10%, 12/15/09

Is the affiliate a
manager or co-manager
of offering?		co-manager				no					co-manager

Name of underwriter or
dealer from which
purchased			Salomon Smith Barney		n/a					n/a

Firm commitment
underwriting?		yes					yes					yes

Trade date/Date of
Offering			3/14/2000				11/12/1999				11/12/1999

Total dollar amount
of offering sold to
QIBs				EUR 300,000,000			$1,100,000,000			$750,000,000

Total dollar amount
of any concurrent
public offering	 	-   		 			-   		 			-

Total				EUR 300,000,000			$1,100,000,000			$750,000,000

Public offering price	100.000 				98.249				99.201

Price paid if other
than public offering
price	 			same 					n/a					n/a

Underwriting spread or
commission			not available -- offering 	private placement			0.5%
				was a private placement

Rating			B2/B					Ba2/BB				B2/B+

Current yield		11.63%				9.67%					10.08%

Total par value
purchased			$5,000,000				n/a					n/a

$ amount of purchase	$5,000,000				n/a					n/a

% of offering purchased
by fund			1.667%				n/a					n/a

% of offering purchased
by associated funds	0.000%				n/a					n/a

Total				1.667%				n/a					n/a

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